EXHIBIT 10.20

J. nr. 306-13695-4

                              CONSULTANCY AGREEMENT

This Agreement (the "Agreement") made as of June 14th 2006 ("Effective Date") entered into between:

Danfoss A/S, a Danish company

Nordborgvej     81     6430
Nordborg Denmark

("Danfoss")

and

Neah Power Systems, a US corporation 22122 20th
Ave SE

Suite 161

Bothell, WA 98021

USA

("Neah Power Systems")

(each referred to as a "Party" and together as the "Parties")

                                    PREAMBLE

Neah Power Systems and Danfoss wish to enter a written agreement regarding the consultancy services to be provided by Danfoss and planned cooperation between the Parties within the field of fluid control and disposable fluid cartridge technology for portable fuel cells with a power capacity up to 500W.

This Agreement shall apply for any kind of consultancy or assistance provided to Neah Power Systems by Danfoss and supersedes all prior agreements between the Parties, whether, oral or written.

The Parties agree that this Agreement is a frame agreement setting out the main rights and obligations of the Parties and that terms for individual services shall be agreed and set out in details in statements of work (the "SOW's") to this Agreement, which shall be agreed upon in writing by the parties and shall be deemed incorporated into this Agreement and be attached as enclosures hereto. The initial SOW is attached hereto as EXHIBIT A.

Any standard terms and conditions laid down by the Parties which disagree with those contained in this Agreement shall not be binding upon the Parties, unless otherwise agreed in writing.

1        THE SERVICES

1.1 Danfoss shall accomplish the tasks specified in each SOW (hereinafter referred to as the "Services"). The Services must he accomplished within agreed period of time, acad. the stipulated deadline for accomplishing each Service must be kept.

1.2 The Parties agree that the SOW's shall specify details as the following:

            o  Specification of individual Services and objectives

            o  Budget and costs

            o  Time schedule and milestones

            o  Working place

            o  Report procedures

            o  Contact persons

         1.3 Any additions to or modifications of the Services shall be agreed in writing.

2        THE PARTIES' CONTRIBUTION

         2.1 The Parties agree to work together in good faith and do all that can be reasonably expected of them for the completion of the Services.

         2.2 Danfoss shall accomplish the Services as principal at its own account and risk. Danfoss shall for its own account make the persons and facilities available necessary and appropriate to accomplish the Services.

         2.3 Neah Power Systems shall neither make personnel, facilities nor premises available in order for Danfoss to accomplish the Services, unless otherwise specified in an SOW or agreed between the Parties.

3        WORKING PLACE AND HOURS OF DANFOSS

         3.1 Danfoss must only stay at such of Neah Power Systems' premises and/or such periods of time as agreed upon between the Parties.

4        NEAH POWER SYSTEMS' PAYMENT

         4.1 Neah Power Systems shall pay remuneration to Danfoss for accomplishment of the Services. The exact amount and times of payment shall be separately agreed upon in the SOW's. Unless otherwise agreed payments shall be made in Euro.

         4.2 Danfoss shall make out an invoice prior to each payment to be made by Neah Power Systems, such payment for undisputed invoices to be made within current month plus 30 days to an account designated by Danfoss.

         4.3 The remuneration for each Service: shall be as specified in the applicable SOW.

         4.4 Danfoss shall only be allowed to initiate activities, which cause extension of the stipulated remuneration, if such activities have been agreed by the Parties in writing.

         4.5 Neah Power Systems shall reimburse Danfoss for its reasonable documented expenses for transport, traveling, board and lodging in connection with accomplishment of the Services, subject to prior approval of Neah Power Systems, which shall not be unreasonably withheld.

5        PERIODICAL REPORTING AND DELIVERY

5.1 During the accomplishment of the Services Danfoss shall forward to Neah Power Systems periodical reports describing the cause of the accomplishment of the Services, and provide the deliverables specified in each SOW. The reports must be of such form and ex-tent that Neah Power Systems is kept informed of all essential activities and as a minimum such reports shall be made immediately after conclusion of each Services. Further details about reporting may be agreed in the SOW's.

6        INTELLECTUAL PROPERTY RIGHTS

6.1      Definitions

                  6.1.1 "BACKGROUND IP"' shall mean all inventions, discoveries, works of authorship, designs, ideas, and technology developed prior to or outside the course of performance of the Project. Danfoss shall make reason-able disclosure to Neah of the Danfoss Background IP prior to commencement of the Project.

                  6.1.2 "COMPONENTS" stall mean devices that are designed, developed or manufactured using any Project W.

                  6.1.3 "FUEL CELL FIELD OF USE" shall mean use in connection with fuel cells, which are a collection of components whereby a fuel and an oxidizer are supplied to a device that converts them into electricity. Fuel cells differ from batteries in that the energy conversion continues as long as fuel and, if necessary, an oxidizing agent is fed to the fuel cell. If components are contained in detachable assemblies (such as a cartridge) that must be attached and/or connected to other assemblies so as to form a complete fuel cell system, they are considered part of the fuel cell.

                  6.1.4 "INTELLECTUAL PROPERTY RIGHTS" shall mean all copyrights, copyright applications, patents, patent applications, trade secrets, trademarks, moral rights, author's rights, and all other intellectual and proprietary rights of any kind, as may now or hereafter come into existence, and all renewals and extensions thereof, regardless of whether such rights arise under the laws of the United States, Denmark, or any other state, country or jurisdiction.

                  6.1.5 "JOINTLY DEVELOPED IP" shall mean all Project IP which is developed jointly by Neah Power Systems and Danfoss in connection with the activities contemplated by this Agreement.

                  6.1.6 "NEAH POWER SYSTEMS PROJECT IP" shall mean all Project IP which is developed by Neah Power Systems in connection with the Project independently of Danfoss.

                  6.1.7 "DANFOSS PROJECT IP" shall mean all Project IP which is developed by Danfoss in connection with the Project independently of Neah Power Systems.

                  6.1.8 "PROJECT" shall 1nean the joint development of technology related to Components, pursuant to this Agreement and commencing on the Effective Date.

                  6.1.9 "PROJECT IP" shall mean all inventions, discoveries, works of author-ship, designs, ideas and technology developed by either party, jointly or independently, ii the course of performance of the Project, and shall not include any Background IP.

6.2      INTELLECTUAL PROPERTY RIGHTS

         6.2.1 OWNERSHIP OF BACKGROUND IP. All right, title and interest (including Intellectual Property Rights) to Background IP of a party shall remain the property of such party and no licenses or other rights with respect to such Background IP are granted to the other party.

         6.2.2 OWNERSHIP OF INDEPENDENTLY DEVELOPED PROJECT IP. Subject only to the express license granted in Section 6.2.6, all right, title and interest (including Intellectual Property Rights) to Danfoss Project IP shall be owned solely and exclusively by Danfoss. Subject only to the express license granted in
                  Section 6.2.5, all right, title and interest (including Intellectual Property Rights) to Neah Power Systems Project IP shall be owned solely and exclusively by Neah Power Systems.

         6.2.3 OWNERSHIP OF JOINTLY DEVELOPED IP. Subject only to the express licenses granted in Sections 6.2.5 and 6.2.6, all right, title and interest (including Intellectual Property Rights) to Jointly Developed IP shall be owned jointly by the parties. Each party shall have an equal, undivided, joint ownership interest in all right, title and interest (including Intellectual Property Rights) in and to such Jointly Developed IP immediately upon its creation. Neah Power Systems hereby assigns to Danfoss and Danfoss hereby assigns to Neah Power Systems an equal, undivided, joint ownership interest in Jointly Developed IP so that Neah Power Systems and Danfoss, respectively, each has an equal, undivided, joint ownership interest in the Jointly Developed W.

         6.2.4    USE OF JOINTLY DEVELOPED IP. Subject to the terms of Sections
                  6.2.5 and 6.2.6, each party shall have the right to use, make, have made, sell, import and otherwise exploit the Jointly Developed IP, and hereby consents to any licenses granted by the other party to third parties to use, make, have made, sell, import and otherwise exploit the Jointly Developed W. Neither party shall have a "duty to account" or share profits from the Jointly Developed IP with the other party.

         6.2.5 EXCLUSIVE RIGHT TO COMMERCIALIZE IN THE FUEL CELL FIELD OF USE. Notwithstanding the other terms of this Agreement, Neah Power Systems shall have the exclusive right to use and commercialize the Project IP in the Fuel Cell Field of Use, except that Danfoss shall have the right to use and commercialize the Project IP in connection with the supply of Components by Danfoss to Neah Power Systems. Danfoss agrees 'that it shall not, direct or indirectly, use or commercialize, or license third parties to use or commercialize, the Project IP in the Fuel Cell Field of Use, except in connection with the supply of Components to Neah Power Systems. Danfoss hereby grants Neah Power Systems an exclusive, perpetual, transferable, sublicensable, worldwide, irrevocable, royalty-free license to use, make, have made, sell, offer to sell and import goods and services under the Intellectual Property Rights to the Danfoss Project IP and the Jointly Developed IP, solely in the Fuel Cell Field of Use.

         6.2.6 EXCLUSIVE RIGHT; TO COMMERCIALIZE OUTSIDE THE FUEL CELL FIELD OF USE. Notwithstanding the other terms of this Agreement, Danfoss shall have the exclusive right to use and commercialize the Project IP outside the Fuel Cell Field of Use. Neah Power Systems agrees that it shall not, directly or indirectly, use or commercialize, or license third parities to use or commercialize, the Project IP outside the Fuel Cell Field of Use. Neah Power Systems hereby grants Danfoss an exclusive, perpetual, transferable, sublicensable, worldwide, irrevocable, royalty-free license to use, make, have made, sell, offer to sell and import goods and services under the Intellectual Property Rights to the Neah Power Systems Project IP and the Jointly Developed IP, solely outside the Fuel Cell Field of Use.

         6.2.7    BACKGROUND IP. The licenses referred to in Sections 6.2.5 and
                  6.2.6 above shall not include any rights in any Background IP. Danfoss agrees to negotiate the grant of a non-exclusive license (without right to grant sublicenses; to Neah Power Systems on commercially reasonable terms) to make or have made Fuel Cell components under Danfoss Background IP as necessary for Neah Power Systems to use and commercialize the Prefect IP in the Fuel Cell Field of Use. The royalty for such non-exclusive license shall not exceed (i) if manufactured by Neah Power, three percent (3%) of the total cost of the applicable Fuel Cell component, and (ii.) if manufactured by Neah Power's subsupplier, three percent (3%) of the net transfer price (excl. taxes and cost of transportation) from such subsupplier. Neah Power Systems shall not enter into any agreement with any third party to produce any Fuel Cell component using Danfoss Background IP on terms more favorable for the supplier than terms previously offered by Neah Power Systems to Danfoss with respect to an offer lay Neah Power Systems to engage Danfoss to pro-duce such component on Neah Power System's behalf. Neah Power Systems agrees to negotiate the grant of a non-exclusive license to

                  Danfoss on commercially reasonable terms under Neah Power Systems's Background IP as necessary for Danfoss to use and commercialize the Project IP outside the Fuel Cell Field of Use.

         6.2.8 IDENTIFICATION OF PROJECT IP. The parties agree to meet at least quarterly during the term of the Project to identify and discuss Project IP. Upon the identification of any such Project IP, the parties will discuss the necessary protection for the parties' rights in such Project IP, including whether the 1Mjarties should file for patent, copyright, mask work, or trademark protection, the countries in which such filings should be made, and whether such Project IP shall be treated as trade secrets.

         6.2.9    FILING OF PATENT APPLICATIONS.

                  6.2.9.1 The ownership of a patent with respect to an invention included within Jointly Developed IP ("Project Invention") in a particular country shall be based on the payment of an equal share of the prosecution and maintenance fees. Either party may suggest the prosecution of a patent application for a Project Invention in any country. The proposing party shall describe the scope of the proposed patent application and the countries in which it desires to seek patent protection. The other party shall have sixty (60) days to give notice of its desire to join in the prosecution of the patent application in all or some of the countries in the notice. If the nonproposing party fails to give notice of its desire to join in the prosecution within such sixty (60) day period or declines to share the Tense of such patent applications in a particular country, the proposing party may prosecute the patent applications and all own any patents based upon such applications. The nonproposing party shall provide information to prosecute such patent applications at the expense of the proposing party.

                  6.2.9.2 If the nonproposing party chooses to join in prosecuting the patent applications, the proposing party shall choose the patent attorneys to prosecute the patents in the countries in the nonproposing party's notice and consult with the nonproposing parlay regarding rile scope of the patent. The proposing party shall be responsible for paying the costs and expenses of prosecution and shall bill the nonproposing party for half of the costs and expenses for such prosecution, payable within sixty (60) days of the receipt of such bill. If the nonproposing party fails to pay such bills when due and within thirty (30) days of a notice of nonpayment on such date by the proposing party, the proposing party may give notice to the nonproposing party of its forfeiture of any rights in that application and the nonproposing party shall assign all its right, title and interest in the application to the pro-posing part and the proposing party shall be the sole owner of that applicant ion and the resulting patent. If the proposing party desires to abandon the application, it shall give the nonproposing party sixty 50) days prior written notice of its intention to abandon the application. If the nonproposing party desires to continue the prosecution of the application, it shall give notice of such intent in the proposing party within such period. In such event, the proposing party shall assign all its right, title and interest in the application to the nonproposing party, and the nonproposing part y, shall be the sole owner of the application and the resulting patent. The same procedures shall be followed for the failure to pay maintenance fees or to abandon an issued patent.

                           6.2.9.3 Each party shall be entitled to prosecute patent applications for its Independently Developed Project IP in any country party and shall be responsible for paying the costs and expenses of prosecution. The parties agree to inform each other of any such filings. If a party does not wish to protect patentable Independently Developed Project IP it shall offer the other party in writing to assume ownership of the respective IP. In the event that a party should wish to abandon Independently Developed Project IP for which patent protection has been sought or obtained, it shall give written notice to the other party, which shall be entitled to assume ownership hereof against payment of the first party's documented costs for patent protection. The other party shall have thirty (30) days to give notice of its desire to assume such owner-ship and ii such party fails to give notice within such thirsty (30) day period or declines to reimburse the expense of patent costs, the first party may abandon the relevant patent protection.

7        NO RESTRICTION - WARRANTY

7.1 Danfoss agrees to inform Neah Power Systems without undue delay in the event that Danfoss during the term of this Agreement, directly or indirectly, takes on any work as a consultant, subcontractor or otherwise, within the Field.

7.2 The Parties warrant that they are free to perform the Services and obligations under this Agreement and that their performance under this Agreement will not violate or conflict with any non-competition restrictions, other restrictions or confidentiality undertakings agreed with any other third party.

8        TERMINATION

8.1 This Agreement shall commence on the Effective Date and shall terminate upon completion or termination of all SOW's.

8.2 This Agreement may be terminated by Neah Power Systems by giving 1 month's prior written notice to Danfoss.

8.3 If a Party commits any material broach of this Agreement, the other Party shall have the right to terminate the same forthwith. If the breach is of such a nature that the breaching Party will be able to remedy the breach, the other Party shall give the breaching Party a written notice of the breach where after the breaching Party must remedy the breach within seven (7) days. In case of failure to remedy such breach the Agreement can be terminated forthwith by the other Party without further notice.

8.4 All provisions of this Agreement w Erich by their nature require performance following termination shall survive termination of this Agreement. Upon termination of this Agreement, the parties shall provide each other with reasonable documentation with respect to all Project IP.

9        LAW AND ARBITRATION

9.1 This Agreement shall be governed by the laws of Denmark without regard to its rules of conflicts of law. The UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement,

9.2 The Parties shall endeavor to settle de all disputes and conflicts arising out of or in connection with this Agreement amicably and in good faith. Should those attempts fail, all disputes between the Parties arising out of or in connection with this Agreement - including disputes concerning the validity this Agreement - shall be finally settled under the arbitration Rules of the International Chamber of Commerce, by three arbitrators to be appointed in accordance with said rules. The place of arbitration shall be Stockholm, Sweden. The language of arbitration shall be English. Notwithstanding the foregoing, in the event of a dispute with respect to the terms of any license granted pursuant to Sections 6.2.7, such dispute shall be resolved by a mutually agreeable expert in the applicable technical field. If the parties are unable to agree upon an expert, each party shall select an expert, and such experts shall select a third expert who shall resolve the dispute. The par-ties shall share equally the costs of resolving any such dispute.

9.3 The jurisdiction of ordinary courts shall be excluded except for the right of the Parties to seek for preliminary injunctions of similar relief.

10       CONFIDENTIALITY

10.1 The Nondisclosure Agreement between the parties dated shall apply with respect to all confidential information disclosed or generated pursuant to this Agreement.

11       MISCELLANEOUS

11.1 The Parties shall perform all of their duties under this Agreement as independent contractors. Nothing in this Agreement shall be construed to constitute the Parties as principal and agent, partners, joint venturers, co-owners, or otherwise as participants in a joint undertaking.

11.2 This Agreement may not be transferred or assigned by either Party without the prior writ-ten consent of the other Party, which consent shall not be unreasonably withheld. Not-withstanding the foregoing, consent of the other Party shall not be required for assignment or transfer made by Danfoss to a subsidiary affiliate within the Danfoss Group, or for assignment or transfer made by Neah Power Systems in connection with a merger, sale or other transaction involving substantially all of the assets of its business to which this Agreement relates.

11.3 This Agreement constitutes the entire understanding between the parties relating to the subject matter hereof, but does not modify any other agreement that may exist between the parties. No party has relied upon any representation or promise except as expressly set out in this Agreement.

11.4 This Agreement may not be modified or amended, including by customer, usage of trade, or course of dealing, except by an instrument in writing signed by duly authorized employees of both of the Parties hereto.

11.5 No omission or delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver by it of any right to exercise it in the future or of any other of its rights under this Agreement. No waiver of any term, provision or condition of this Agreement shall be effective except to the extent to which it is made in writing and signed by the waiving Party.

11.6 If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.



Place and date:

Bothell, WA                                                   Nordborg, Denmark

06/08/2006                                                    2006-06-13





For Neah Power Systems                                        For Danfoss:



/s/ Paul Abramowitz                                           /s/ Peter Gravesen
-------------------                                           ------------------

Paul Abramowitz                                               Peter Gravesen

                                       EXHIBIT A

-------------------------------------------------------------------------------------------------------------------
                                                  Man-       Man-        Parts and      Traveling       Sum
                                                  power      power        tooling
-------------------------------------------------------------------------------------------------------------------
                                                  Hours        $             $              $            $
-------------------------------------------------------------------------------------------------------------------
PHASE 1
MAIN ACTIVITIES
o    Validation of platform materials
o    Validate bag material and joining
     technology
o    Validation of connection material (needle,
     O-ring, etc...)
o    Negotiate user requirement specification
     (URS)
TO BE  DELIVERED BY NEAH POWER
o    Final URS as attachment to contract
o    Sign-up  contract

TO BE DELIVERED BY DANFOSS
o    Sign-up contract
o    List of wetted materials
o    Basic test of seals                            90        17550         1000                        18550
-------------------------------------------------------------------------------------------------------------------

The milestone of phase 1 is the agreement and assignment of the contract between the two parties. The agreement of Danfoss continuance to Phase 2 is that the above stated assignments have been completed to the extent of NEAH Powers approval.
TERMS OF PAYMENT:
Neah will pay at contract sign-up.





COMPLETION OF PHASE 1 IS HEREBY ACCEPTED BY NEAH POWER AND DANFOSS:

/s/ Paul Abramowitz          Nordberg 2006-06-13        /s/ Peter Gravesen
--------------------------------------------------------------------------------
Paul Abramowitz                                         Peter Gravesen
Date and place   Neah Power                             Date and place   Danfoss